                                                                    Exhibit 99.2


                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         This First Amendment to Stock Purchase Agreement (the "Amendment") is entered into as of January 18, 2001 by and among BJ Chicago, LLC, a Delaware limited liability company (the "Buyer"), and Jeremiah J. Hennessy and Paul A. Motenko (together, the "Sellers"). The Buyer and the Sellers are sometimes referred to herein as the "Parties."

         WHEREAS, the Parties entered into a Stock Purchase Agreement dated as of December 20, 2000 (the "Agreement"); and

         WHEREAS, the Parties now wish to amend the provisions of the Agreement regarding the timing of the closing of the transactions contemplated thereby; and

         WHEREAS, the Parties believe this Amendment will benefit each of them.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

         1. Section 2(c) of the Agreement shall be revised to state in its entirety as follows:

                  "(c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Latham & Watkins at 12636 High Bluff Drive, Suite 300, San Diego, California, commencing at 10:00 a.m. local time on a date (the "CLOSING DATE") selected by Buyer, which date shall be no later than June 30, 2001."

         2. In Section 8(a) of the Agreement, the date "January 18, 2001" shall be deleted and replaced with the date "June 30, 2001" wherever it appears.

         3.       Buyer hereby waives the condition specified in clause (iv) of
Section 6(a).

         4. This Amendment may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, including counterparts transmitted by facsimile, but all of which taken together shall constitute one and the same agreement.

         5. On and after the date hereof, each reference in the Agreement to the "Agreement" shall mean the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Agreement.


                            [Signature page follows]


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         IN WITNESS HEREOF, the Parties have entered into this Amendment as of the date first written above.

THE BUYER:

BJ CHICAGO, LLC
------------------------

                                   By: THE JACMAR COMPANIES
                                      -----------------------------------

                                       By:  James A. Dal Pozzo
                                          -------------------------------
                                          Name: /s/ James A. Dal Pozzo
                                               --------------------------
                                          Its:  President
                                               --------------------------


                                   By: GOLDEN RESORTS, INC.
                                      -----------------------------------

                                       By:  Shann M. Brassfield
                                          -------------------------------
                                          Name: /s/ Shann M. Brassfield
                                               --------------------------
                                          Its:  President
                                              ---------------------------


SELLERS:

/s/ Jeremiah J. Hennessy
----------------------------------
Jeremiah J. Hennessy


/s/ Paul A. Motenko
----------------------------------
Paul A. Motenko


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